UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 6, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)          On March 7, 2007, Oren G. Shaffer was appointed to the Board of Directors (the “Board”) of Terex Corporation (“Terex” or the “Company”) and will serve on the Audit and Compensation Committees of the Board. Mr. Shaffer, 64, is Vice Chairman and Chief Financial Officer of Qwest Communications International, Inc., a leading provider of voice, video and data services. There are no relationships or related transactions between Mr. Shaffer and the Company that would be required to be reported under Section 404(a) of Regulation S-K and the Board has determined that Mr. Shaffer is an independent director under the listing standards of the New York Stock Exchange. Mr. Shaffer will receive the standard compensation provided to all Terex nonemployee directors as described in the Company’s Form 8-K dated December 13, 2006 and filed with the Securities and Exchange Commission on December 19, 2006.

Mr. Shaffer will stand for election as a Terex director at the Company’s Annual Meeting of Stockholders, scheduled for May 17, 2007. As previously disclosed, J.C. Watts, Jr. has advised the Company of his intention not to stand for re-election to the Terex Board when his term expires on May 17, 2007. As a result, after the Company’s Annual Meeting of Stockholders, the Terex Board will consist of nine directors.

A copy of the Company’s press release, dated March 7, 2007, announcing the appointment of Mr. Shaffer to the Board is attached hereto as Exhibit 99.1.

(e)           (i) On February 22, 2007, the Compensation Committee of the Board approved 2006 annual incentive compensation awards (payable in March 2007) under the Company’s management incentive bonus program for Phillip C. Widman, Colin Robertson, Robert R. Wilkerson and Eric I Cohen, each of whom is a named executive officer of Terex (as set out in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005). Each such award was based upon satisfaction of previously disclosed performance criteria.

On March 6, 2007, the Compensation Committee approved a 2006 annual incentive compensation award (payable in March 2007) under the Company’s management incentive bonus program for Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer. Mr. DeFeo’s award was based upon satisfaction of previously disclosed performance criteria. In addition, on March 6, 2007, the Compensation Committee approved the award of a discretionary bonus in the amount of $75,000 to Mr. Cohen in recognition of efforts that were above and beyond expectations. The aggregate 2006 bonus awards for each of the Company’s named executive officers, including Mr. DeFeo, were as follows:

Named Executive Officer	Aggregate Bonus Award
Ronald M. DeFeo	$2,353,000
Colin Robertson	$472,500
Robert R. Wilkerson	$444,181
Eric I Cohen	$357,409
Phillip C. Widman	$349,440

(ii) On March 6, 2007, certain executive officers (the “Executives”) of Terex, including certain of its named executive officers listed above, were granted restricted stock awards. The restricted stock grants for the Executives contain both time-based awards and performance-based awards.

Each time-based award will vest solely on the passage of time over a four year period, with 25% of the time-based award vesting on March 6 of each of 2008, 2009, 2010 and 2011, to the extent the Executive is still employed with Terex.

Each grant also includes a performance-based award. In order for the performance-based restricted stock award to be payable to the Executives, the Company must achieve a targeted percentage Return on Invested

Capital (“ROIC”), as defined below, over four (4) consecutive calendar quarters ending December 31, 2007 (the “Target ROIC”). ROIC is defined as the Company’s Consolidated Income from operations divided by the average of its (i) Debt less Cash and cash equivalents plus (ii) Total stockholders’ equity. For this purpose, Debt is calculated using the Company’s balance sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion.

Each Executive will receive 100% of the performance-based award if Terex achieves the Target ROIC. For each 1% increase or decrease in attainment above or below the Target ROIC, the number of shares to be received by each Executive for the performance-based award will increase or decrease by 2.5%. For attainment at or above 120% of the Target ROIC, the number of shares distributed will be capped at 150% of the performance-based share award. If attainment is at 80% of the Target ROIC, the number of shares distributed will be 50% of the performance-based share award. For performance below 80% of the Target ROIC, the entire performance-based share award will be forfeited.

Assuming that the Executives are entitled to receive a distribution of shares under the performance-based share award, the distribution will be as follows: 25% in the first quarter of 2008, 25% on December 31, 2008, 25% on December 31, 2009 and 25% on December 31, 2010, to the extent the Executive is still employed with Terex.

The named executive officers of Terex listed below were granted shares of restricted stock on March 6, 2007 as follows:

Named Executive Officer	Time-Based Award	Performance-Based Award
Ronald M. DeFeo	17,114	63,012
Phillip C. Widman	5,562	20,479
Eric I Cohen	6,418	7,876

(iii) Mr. DeFeo’s previously disclosed Employment and Compensation Agreement with the Company, dated July 1, 2005 (the “DeFeo Agreement”), contains a defined term, the “Machinery Group.” Pursuant to the terms of the DeFeo Agreement, the Machinery Group consists of Astec Industries, Inc., Manitowoc, Inc., JLG Industries, Inc. (“JLG”), Caterpillar, Inc. and Joy Global, Inc., as such group may be adjusted in the reasonable discretion of the Compensation Committee to recognize changed circumstances.

Due to the merger of JLG into Oshkosh Truck Corporation in December 2006, the Compensation Committee determined that it was appropriate to adjust the Machinery Group. Accordingly, on March 6, 2007, the Compensation Committee approved the replacement of JLG with the following companies: CNH Global N.V., Deere & Company, Gehl Company and Oshkosh Truck Corporation. As a result, these companies, along with Astec Industries, Inc., Manitowoc, Inc., Caterpillar, Inc. and Joy Global, Inc., will be included for the calculation for the Machinery Group’s ROIC for 2006, 2007 and 2008, which calculation is being computed on a weighted average basis.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007

TEREX CORPORATION

By: /s/ Eric I Cohen
Senior Vice President,
Secretary and General
Counsel